Exhibit 99.1

TRI POINTE HOMES, INC. REPORTS 2021 SECOND QUARTER RESULTS AND ANNOUNCES $250 MILLION INCREASE TO ITS STOCK REPURCHASE PROGRAM

-Net New Home Orders up 22% Year-Over-Year-
-Backlog Units up 53% Year-Over-Year-
-Backlog Dollar Value up 50% Year-Over-Year-
-Homebuilding Gross Margin Percentage of 24.6%-
-Diluted Earnings Per Share of $1.00-
INCLINE VILLAGE, Nev., July 22, 2021 / Tri Pointe Homes, Inc. (the “Company”) (NYSE:TPH) today announced results for the second quarter ended June 30, 2021. The Company also announced that its Board of Directors has authorized the repurchase of up to an additional $250 million of common stock under its existing stock repurchase program (“Repurchase Program”) and extended the term of the Repurchase Program through December 31, 2022, increasing the aggregate authorization under the Repurchase Program from $250 million to $500 million.
“Tri Pointe Homes delivered another strong quarter of profitability in the second quarter of 2021, generating fully diluted earnings per share of $1.00, representing a 133% increase as compared to the second quarter of 2020,” said Tri Pointe Homes Chief Executive Officer Doug Bauer. “Our average sales price and homebuilding gross margin percentage came in above the high end of our stated guidance, as our teams did an excellent job executing on our business plan while navigating the supply chain issues that persist in our industry. In addition, we posted company records in a number of key metrics for a second quarter, including home sales revenue, pre-tax profit, and quarter-ending backlog value.”
Mr. Bauer continued, “Order activity during the second quarter was robust as we averaged 4.7 sales per community per month, a 53% improvement over the second quarter of 2020. Demand trends remained elevated in all of our markets and at all of our price points, a sign that buyers remain motivated in a number of demographic segments in conjunction with the ongoing and widespread shortage of available housing supply. Similar to the first quarter, we intentionally constrained our sales releases to implement price increases and manage our backlog, a decision that proved to be a profitable one for our company, as homebuilding gross margin expanded 300 basis points year-over-year to 24.6% for the quarter.”
Mr. Bauer concluded, “With a favorable industry outlook, a sizable backlog and a rapidly improving return profile, Tri Pointe Homes is poised to continue the strong operating momentum into the back half of 2021. Longer term, we believe we have an excellent opportunity to build on our recent success, thanks to the increasing scale we are realizing in many of our markets and the land investments we have made, which will lead to significant community count growth in 2022. Given these positives, we are extremely optimistic about the future of our company.”
Results and Operational Data for Second Quarter 2021 and Comparisons to Second Quarter 2020
•Net income was $117.9 million, or $1.00 per diluted share, compared to $56.5 million, or $0.43 per diluted share.
•Home sales revenue of $1.0 billion compared to $766.9 million, an increase of 32%
◦New home deliveries of 1,545 homes compared to 1,229 homes, an increase of 26%
◦Average sales price of homes delivered of $653,000 compared to $624,000, an increase of 5%
•Homebuilding gross margin percentage of 24.6% compared to 21.6%, an increase of 300 basis points
◦Excluding interest and impairments and lot option abandonments, adjusted homebuilding gross margin percentage was 27.7%*
•SG&A expense as a percentage of homes sales revenue of 9.6% compared to 10.8%, a decrease of 120 basis points
•Net new home orders of 1,622 compared to 1,332, an increase of 22%

•Active selling communities averaged 114.5 compared to 144.3, a decrease of 21%
◦Net new home orders per average selling community were 14.2 orders (4.7 monthly) compared to 9.2 orders (3.1 monthly)
◦Cancellation rate of 7% compared to 21%
•Backlog units at quarter end of 3,902 homes compared to 2,558, an increase of 53%
◦Dollar value of backlog at quarter end of $2.5 billion compared to $1.7 billion, an increase of 50%
◦Average sales price of homes in backlog at quarter end of $647,000 compared to $656,000, a decrease of 1%
•Ratios of debt-to-capital and net debt-to-net capital of 37.1% and 25.7%*, respectively, as of June 30, 2021
•Repurchased 3,666,676 shares of common stock at a weighted average price per share of $22.60 for an aggregate dollar amount of $82.9 million in the three months ended June 30, 2021
•Extended maximum amount of revolving credit facility from $600 million to $650 million and extended the maturity date of both the revolving credit facility and term loan facility to June 2026†
•Ended the second quarter of 2021 with total liquidity of $1.2 billion, including cash and cash equivalents of $556.5 million and $593.1 million of availability under the Company’s unsecured revolving credit facility

*	See “Reconciliation of Non-GAAP Financial Measures”
†
The maturity date for $30 million of loans under the Company’s term facility and $45 million of commitments under its revolving facility, respectively, were not extended and remain scheduled to mature on March 29, 2023.

“At Tri Pointe, we understand that the housing market is constantly changing, and that in order to be successful, we must change along with it,” said Tri Pointe Homes President and Chief Operating Officer Tom Mitchell. “That is why we invest heavily in market research to keep our new home offerings fresh and maintain our premium lifestyle brand advantage. The same is true with how we leverage technology to improve our processes and reduce costs. Our results in the second quarter of 2021 are a testament to our ability to adapt and change in a market that has become increasingly difficult to navigate as a result of supply chain issues and labor and material shortages. We believe this is a competitive strength for our company, and one that will allow us to be successful as the housing market continues to evolve.”
Outlook

For the third quarter of 2021, the Company anticipates delivering between 1,450 and 1,550 homes at an average sales price between $620,000 and $630,000. The Company expects its homebuilding gross margin percentage will be in the range of 23.5% to 24.5% for the third quarter of 2021 and anticipates its SG&A expense as a percentage of home sales revenue will be in the range of 9.5% to 10.0%. Lastly, the Company expects its effective tax rate for the third quarter of 2021 will be approximately 25.0%.

For the full year, the Company expects to open approximately 70 new communities and end the year with between 120 and 130 active selling communities. In addition, the Company anticipates delivering between 6,000 and 6,300 homes at an average sales price between $625,000 and $635,000. The Company expects homebuilding gross margin percentage to be in the range of 23.5% to 24.5% for the full year and anticipates its SG&A expense as a percentage of home sales revenue will be in the range of 9.8% to 10.3%. Finally, the Company expects its effective tax rate for the full year to be approximately 25%.

Stock Repurchase Program

On July 21, 2021, the Company’s Board of Directors approved the repurchase of up to an additional $250 million of Company common stock pursuant to its Repurchase Program and extended the term of the Repurchase Program through December 31, 2022. As of July 21, 2021, the Company had purchased an aggregate of 12,175,129 shares of common stock for approximately $243 million pursuant to the Repurchase Program. Under the Repurchase Program as amended, the Company may repurchase shares of its outstanding common stock with an aggregate value of up to $500 million through December 31, 2022. Purchases of common stock pursuant to the Repurchase Program may be made in open market transactions effected through a broker-dealer at prevailing market prices, in block trades, or by other means in accordance with federal securities laws, including pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended. The Company is not obligated under the Repurchase Program to repurchase any specific number or amount of shares of common stock, and it may modify, suspend or discontinue the program at any time. Company management will determine the timing and amount of repurchase in its discretion based on a variety of factors, such as the market price of the Company’s common stock, corporate requirements, general market economic conditions and legal requirements.
Earnings Conference Call
The Company will host a conference call via live webcast for investors and other interested parties beginning at 10:00 a.m. Eastern Time on Thursday, July 22, 2021.  The call will be hosted by Doug Bauer, Chief Executive Officer, Tom Mitchell, President and Chief Operating Officer, and Glenn Keeler, Chief Financial Officer. Interested parties can listen to the call live and view the related slides on the Internet under the Events & Presentations heading in the Investors section of the Company’s website at presentation slides on the internet through the Investors section of the Company’s website at www.TriPointeHomes.com. Listeners should go to the website at least fifteen minutes prior to the call to download and install any necessary audio software. The call can also be accessed toll free at (877) 407-3982, or (201) 493-6780 for international participants. Participants should ask for the Tri Pointe Homes Second Quarter 2021 Earnings Conference Call. Those dialing in should do so at least ten minutes prior to the start of the call. A replay of the call will be available for two weeks following the call toll free at (844) 512-2921, or (412) 317-6671 for international participants, using the reference number 13721036. An archive of the webcast will also be available on the Company’s website for a limited time.
About Tri Pointe Homes, Inc.
One of the largest homebuilders in the U.S., Tri Pointe Homes® (NYSE: TPH) is a publicly traded company and a recognized leader in customer experience, innovative design, and environmentally responsible business practices. The company builds premium homes and communities in 10 states, with deep ties to the communities it serves—some for as long as a century. Tri Pointe Homes combines the financial resources, technology platforms and proven leadership of a national organization with the regional insights, longstanding community connections and agility of empowered local teams. Tri Pointe has won multiple Builder of the Year awards, most recently in 2019, and made Fortune magazine’s 2017 100 Fastest-Growing Companies list. Named one of the Best Places to Work by the Orange County Business Journal for four consecutive years, Tri Pointe Homes also became a Great Place to Work-CertifiedTM company in 2021. For more information, please visit TriPointeHomes.com.

Forward-Looking Statements
Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include, but are not limited to, statements regarding our strategy, projections and estimates concerning the timing and success of specific projects and our future production, land and lot sales, operational and financial results, including our estimates for growth, financial condition, sales prices, prospects, and capital spending. Forward-looking statements that are included in this press release are generally accompanied by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “future,” “goal,” “guidance,” “intend,” “likely,” “may,” “might,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “strategy,” “target,” “will,” “would,” or other words that convey future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release, and we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. These forward-looking statements are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. The following factors, among others, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements: the effects of the ongoing COVID-19 pandemic, which are highly uncertain and subject to rapid change, cannot be predicted and will depend upon future developments, including the emergence and spread of new strains or variants of COVID-19, the severity and the duration of the outbreak, the duration of existing and future social distancing and shelter-in-place orders, further mitigation strategies taken by applicable government authorities, the availability and acceptance of effective vaccines, adequate testing and treatments and the prevalence of widespread immunity to COVID-19; the impacts on our supply chain, the health of our employees, service providers and trade partners, and the reactions of U.S. and global markets and their effects on consumer confidence and spending; the effects of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages and strength of the U.S. dollar; market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions; the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such parcels; access to adequate capital on acceptable terms; geographic concentration of our operations, particularly within California; levels of competition; the successful execution of our internal performance plans, including restructuring and cost reduction initiatives; raw material and labor prices and availability; oil and other energy prices; the effects of U.S. trade policies, including the imposition of tariffs and duties on homebuilding products and retaliatory measures taken by other countries; the effects of weather, including the occurrence of drought conditions in California; the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, and shortages and price increases in labor or materials associated with such natural disasters; the risk of loss from acts of war, terrorism, civil unrest or outbreaks of contagious diseases, such as COVID-19; transportation costs; federal and state tax policies; the effects of land use, environment and other governmental laws and regulations; legal proceedings or disputes and the adequacy of reserves; risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; changes in accounting principles; risks related to unauthorized access to our computer systems, theft of our homebuyers’ confidential information or other forms of cyber-attack; and additional factors discussed under the sections captioned “Risk Factors” included in our annual and quarterly reports filed with the Securities and Exchange Commission. The foregoing list is not exhaustive. New risk factors may emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business.

Investor Relations Contact:
Drew Mackintosh, Mackintosh Investor Relations
InvestorRelations@TriPointeHomes.com, 949-478-8696
Media Contact:
Carol Ruiz, cruiz@newgroundco.com, 310-437-0045

KEY OPERATIONS AND FINANCIAL DATA
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2021	2020	Change	% Change	2021	2020	Change	% Change
Operating Data:	(unaudited)
Home sales revenue	$1,009,307	$766,942	$242,365	32%	$1,725,982	$1,361,780	$364,202	27%
Homebuilding gross margin	$248,092	$165,508	$82,584	50%	$419,411	$287,464	$131,947	46%
Homebuilding gross margin %	24.6%	21.6%	3.0%		24.3%	21.1%	3.2%
Adjusted homebuilding gross margin %*	27.7%	24.6%	3.1%		27.3%	24.1%	3.2%
SG&A expense	$96,752	$82,748	$14,004	17%	$178,561	$165,222	$13,339	8%
SG&A expense as a % of home sales revenue	9.6%	10.8%	(1.2)%		10.3%	12.1%	(1.8)%
Net income	$117,869	$56,528	$61,341	109%	$188,671	$88,411	$100,260	113%
Adjusted EBITDA*	$201,986	$120,771	$81,215	67%	$328,066	$188,727	$139,339	74%
Interest incurred	$22,558	$21,828	$730	3%	$43,737	$42,607	$1,130	3%
Interest in cost of home sales	$30,851	$21,801	$9,050	42%	$51,529	$38,623	$12,906	33%

Other Data:
Net new home orders	1,622	1,332	290	22%	3,609	2,993	616	21%
New homes delivered	1,545	1,229	316	26%	2,671	2,187	484	22%
Average sales price of homes delivered	$653	$624	$29	5%	$646	$623	$23	4%
Cancellation rate	7%	21%	(14)%		7%	17%	(10)%
Average selling communities	114.5	144.3	(29.8)	(21)%	113.4	142.4	(29.0)	(20)%
Selling communities at end of period	109	145	(36)	(25)%
Backlog (estimated dollar value)	$2,524,442	$1,679,068	$845,374	50%
Backlog (homes)	3,902	2,558	1,344	53%
Average sales price in backlog	$647	$656	$(9)	(1)%

	June 30,	December 31,
	2021	2020	Change	% Change
Balance Sheet Data:	(unaudited)
Cash and cash equivalents	$556,483	$621,295	$(64,812)	(10)%
Real estate inventories	$3,085,582	$2,910,142	$175,440	6%
Lots owned or controlled	37,112	35,641	1,471	4%
Homes under construction (1)	4,336	3,044	1,292	42%
Homes completed, unsold	19	68	(49)	(72)%
Debt	$1,344,574	$1,343,001	$1,573	0%
Stockholders’ equity	$2,279,290	$2,232,537	$46,753	2.1%
Book capitalization	$3,623,864	$3,575,538	$48,326	1%
Ratio of debt-to-capital	37.1%	37.6%	(0.5)%
Ratio of net debt-to-net capital*	25.7%	24.4%	1.3%
__________
(1)     Homes under construction included 91 and 86 models at June 30, 2021 and December 31, 2020, respectively.
*    See “Reconciliation of Non-GAAP Financial Measures”

CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	June 30,	December 31,
	2021	2020
Assets	(unaudited)
Cash and cash equivalents	$556,483	$621,295
Receivables	91,348	63,551
Real estate inventories	3,085,582	2,910,142
Investments in unconsolidated entities	74,051	75,056
Goodwill and other intangible assets, net	156,604	158,529
Deferred tax assets, net	44,388	47,525
Other assets	151,701	145,882
Total assets	$4,160,157	$4,021,980

Liabilities
Accounts payable	$141,143	$79,690
Accrued expenses and other liabilities	395,138	366,740
Loans payable	258,979	258,979
Senior notes	1,085,595	1,084,022
Total liabilities	1,880,855	1,789,431

Commitments and contingencies

Equity
Stockholders’ equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized; no shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized; 115,211,206 and 121,882,778 shares issued and outstanding at June 30, 2021 and December 31, 2020, respectively	1,150	1,219
Additional paid-in capital	203,288	345,137
Retained earnings	2,074,852	1,886,181
Total stockholders’ equity	2,279,290	2,232,537
Noncontrolling interests	12	12
Total equity	2,279,302	2,232,549
Total liabilities and equity	$4,160,157	$4,021,980

CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Homebuilding:
Home sales revenue	$1,009,307	$766,942	$1,725,982	$1,361,780
Land and lot sales revenue	5,416	220	6,939	220
Other operations revenue	660	648	1,323	1,266
Total revenues	1,015,383	767,810	1,734,244	1,363,266
Cost of home sales	761,215	601,434	1,306,571	1,074,316
Cost of land and lot sales	4,874	374	5,027	576
Other operations expense	686	624	1,310	1,248
Sales and marketing	45,489	45,194	85,949	87,831
General and administrative	51,263	37,554	92,612	77,391
Restructuring charges	—	5,549	—	5,549
Homebuilding income from operations	151,856	77,081	242,775	116,355
Equity in loss of unconsolidated entities	(16)	(25)	(29)	(39)
Other income (loss), net	149	(6,328)	257	(5,955)
Homebuilding income before income taxes	151,989	70,728	243,003	110,361
Financial Services:
Revenues	2,681	2,296	4,786	3,890
Expenses	1,485	1,285	2,892	2,364
Equity in income of unconsolidated entities	3,949	2,932	6,640	4,488
Financial services income before income taxes	5,145	3,943	8,534	6,014
Income before income taxes	157,134	74,671	251,537	116,375
Provision for income taxes	(39,265)	(18,143)	(62,866)	(27,964)
Net income	$117,869	$56,528	$188,671	$88,411
Earnings per share
Basic	$1.01	$0.43	$1.60	$0.67
Diluted	$1.00	$0.43	$1.59	$0.67
Weighted average shares outstanding
Basic	116,824,108	130,292,563	118,082,691	132,326,856
Diluted	117,770,084	130,506,567	118,921,340	132,763,775

MARKET DATA BY REPORTING SEGMENT & STATE
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2021		2020		2021		2020
	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price	New Homes Delivered	Average Sales Price
Arizona	223	$652	165	$525	383	$658	305	$519
California	698	705	490	737	1,155	692	829	747
Nevada	127	589	109	505	201	602	189	515
Washington	69	968	40	916	147	985	92	871
West total	1,117	697	804	671	1,886	698	1,415	675
Colorado	59	568	55	595	99	582	119	580
Texas	233	498	254	477	447	477	463	469
Central total	292	512	309	498	546	496	582	492
Maryland	72	570	75	556	130	559	130	558
North Carolina	21	407	—	—	35	392	—	—
South Carolina	—	—	—	—	4	285	—	—
Virginia	43	725	41	777	70	727	60	791
East total	136	594	116	635	239	579	190	632
Total	1,545	$653	1,229	$624	2,671	$646	2,187	$623

	Three Months Ended June 30,				Six Months Ended June 30,
	2021		2020		2021		2020
	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities	Net New Home Orders	Average Selling Communities
Arizona	233	15.2	162	19.0	494	15.1	402	16.9
California	630	39.0	598	54.0	1,320	38.6	1,262	54.9
Nevada	180	11.3	102	16.5	435	11.6	268	15.4
Washington	90	6.2	105	9.5	161	5.6	231	8.3
West total	1,133	71.7	967	99.0	2,410	70.9	2,163	95.5
Colorado	58	5.8	50	3.8	163	5.3	109	4.1
Texas	278	22.0	205	29.7	707	23.0	439	30.1
Central total	336	27.8	255	33.5	870	28.3	548	34.2
Maryland	46	5.7	80	8.5	109	5.8	203	9.1
North Carolina	24	1.8	—	—	66	1.6	—	—
South Carolina	16	2.0	—	—	22	1.5	—	—
Virginia	67	5.5	30	3.3	132	5.3	79	3.6
East total	153	15.0	110	11.8	329	14.2	282	12.7
Total	1,622	114.5	1,332	144.3	3,609	113.4	2,993	142.4

MARKET DATA BY REPORTING SEGMENT & STATE, continued
(dollars in thousands)
(unaudited)

	As of June 30, 2021			As of June 30, 2020
	Backlog Units	Backlog Dollar Value	Average Sales Price	Backlog Units	Backlog Dollar Value	Average Sales Price
Arizona	590	$424,048	$719	427	$255,916	$599
California	1,423	921,602	648	985	689,789	700
Nevada	370	245,895	665	216	134,652	623
Washington	153	165,314	1,080	228	213,093	935
West total	2,536	1,756,859	693	1,856	1,293,450	697
Colorado	190	126,913	668	90	54,170	602
Texas	758	372,381	491	321	146,650	457
Central total	948	499,294	527	411	200,820	489
Maryland	180	107,524	597	190	108,856	573
North Carolina	43	18,509	430	—	—	—
South Carolina	21	7,662	365	—	—	—
Virginia	174	134,594	774	101	75,942	752
East total	418	268,289	642	291	184,798	635
Total	3,902	$2,524,442	$647	2,558	$1,679,068	$656

	June 30,	December 31,
	2021	2020
Lots Owned or Controlled:
Arizona	3,865	4,128
California	14,749	15,040
Nevada	2,191	2,639
Washington	933	964
West total	21,738	22,771
Colorado	1,506	1,080
Texas	8,900	6,985
Central total	10,406	8,065
Maryland	766	892
North Carolina	3,169	2,808
South Carolina	102	106
Virginia	931	999
East total	4,968	4,805
Total	37,112	35,641

	June 30,	December 31,
	2021	2020
Lots by Ownership Type:
Lots owned	22,706	22,620
Lots controlled (1)	14,406	13,021
Total	37,112	35,641

(1)    As of June 30, 2021 and December 31, 2020, lots controlled included lots that were under land option contracts or purchase contracts. As of June 30, 2021, lots controlled for Central and East include 2,060 lots and 184 lots, respectively, which represent our expected share of lots owned by our unconsolidated land development joint ventures.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(unaudited)
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating the Company’s operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.
The following tables reconcile homebuilding gross margin percentage, as reported and prepared in accordance with GAAP, to the non-GAAP measure adjusted homebuilding gross margin percentage. We believe this information is meaningful as it isolates the impact that leverage has on homebuilding gross margin and permits investors to make better comparisons with our competitors, who adjust gross margins in a similar fashion.

	Three Months Ended June 30,
	2021	%	2020	%
	(dollars in thousands)
Home sales revenue	$1,009,307	100.0%	$766,942	100.0%
Cost of home sales	761,215	75.4%	601,434	78.4%
Homebuilding gross margin	248,092	24.6%	165,508	21.6%
Add: interest in cost of home sales	30,851	3.1%	21,801	2.8%
Add: impairments and lot option abandonments	232	0.0%	1,380	0.2%
Adjusted homebuilding gross margin	$279,175	27.7%	$188,689	24.6%
Homebuilding gross margin percentage	24.6%		21.6%
Adjusted homebuilding gross margin percentage	27.7%		24.6%

	Six Months Ended June 30,
	2021	%	2020	%
	(dollars in thousands)
Home sales revenue	$1,725,982	100.0%	$1,361,780	100.0%
Cost of home sales	1,306,571	75.7%	1,074,316	78.9%
Homebuilding gross margin	419,411	24.3%	287,464	21.1%
Add: interest in cost of home sales	51,529	3.0%	38,623	2.8%
Add: impairments and lot option abandonments	445	0.0%	1,729	0.1%
Adjusted homebuilding gross margin	$471,385	27.3%	$327,816	24.1%
Homebuilding gross margin percentage	24.3%		21.1%
Adjusted homebuilding gross margin percentage	27.3%		24.1%

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table reconciles the Company’s ratio of debt-to-capital to the non-GAAP ratio of net debt-to-net capital. We believe that the ratio of net debt-to-net capital is a relevant financial measure for management and investors to understand the leverage employed in our operations and as an indicator of the Company’s ability to obtain financing.

	June 30, 2021	December 31, 2020
Loans payable	$258,979	$258,979
Senior notes	1,085,595	1,084,022
Total debt	1,344,574	1,343,001
Stockholders’ equity	2,279,290	2,232,537
Total capital	$3,623,864	$3,575,538
Ratio of debt-to-capital(1)	37.1%	37.6%

Total debt	$1,344,574	$1,343,001
Less: Cash and cash equivalents	(556,483)	(621,295)
Net debt	788,091	721,706
Stockholders’ equity	2,279,290	2,232,537
Net capital	$3,067,381	$2,954,243
Ratio of net debt-to-net capital(2)	25.7%	24.4%
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(1)    The ratio of debt-to-capital is computed as the quotient obtained by dividing total debt by the sum of total debt plus stockholders’ equity.
(2)    The ratio of net debt-to-net capital is computed as the quotient obtained by dividing net debt (which is total debt less cash and cash equivalents) by the sum of net debt plus stockholders’ equity.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (continued)
(unaudited)

The following table calculates the non-GAAP financial measures of EBITDA and Adjusted EBITDA and reconciles those amounts to net income, as reported and prepared in accordance with GAAP. EBITDA means net income before (a) interest expense, (b) expensing of previously capitalized interest included in costs of home sales, (c) income taxes and (d) depreciation and amortization. Adjusted EBITDA means EBITDA before (e) amortization of stock-based compensation, (f) impairments and lot option abandonments, (g) early loan termination costs and (h) restructuring charges. Other companies may calculate EBITDA and Adjusted EBITDA (or similarly titled measures) differently. We believe EBITDA and Adjusted EBITDA are useful measures of the Company’s ability to service debt and obtain financing.

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
	(in thousands)
Net income	$117,869	$56,528	$188,671	$88,411
Interest expense:
Interest incurred	22,558	21,828	43,737	42,607
Interest capitalized	(22,558)	(21,828)	(43,737)	(42,607)
Amortization of interest in cost of sales	31,124	21,806	51,802	38,628
Provision for income taxes	39,265	18,143	62,866	27,964
Depreciation and amortization	8,990	6,720	16,120	12,176
EBITDA	197,248	103,197	319,459	167,179
Amortization of stock-based compensation	4,506	3,786	8,162	7,411
Impairments and lot option abandonments	232	1,380	445	1,729
Early loan termination costs	—	6,859	—	6,859
Restructuring charges	—	5,549	—	5,549
Adjusted EBITDA	$201,986	$120,771	$328,066	$188,727